Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statements No. 333-140048 and 333-140049 on Form S-3 and Registration Statement No. 333-139661 on Form S-8 of Spectra Energy Corp of our report dated March 14, 2007, relating to the financial statements and financial statement schedule of DCP Midstream, LLC as of and for the years ended December 31, 2006 and 2005, appearing in this Annual Report on Form 10-K of Spectra Energy Corp for the year ended December 31, 2006.

/s/ Deloitte & Touche LLP

Denver, Colorado

April 2, 2007